Exhibit 31.2

Certifications

I, Stephen E. Hare, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Office Depot, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Stephen E. Hare
Name:	Stephen E. Hare
Title:	Executive Vice President and Chief Financial Officer
Date:	April 22, 2016